EXHIBIT 4.45
                                                                    ------------



                                                                  EXECUTION COPY


                            THIRD AMENDING AGREEMENT
                            ------------------------


         THIS AGREEMENT dated effective as of July 29, 2003.

BETWEEN:

                  NEXEN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the "BORROWER"),

                                                              OF THE FIRST PART,

                                     - and -


                  THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGE HEREOF UNDER THE HEADING "LENDERS:" (hereinafter collectively referred to as the "Lenders" and sometimes individually referred to as a "Lender"),

                                                             OF THE SECOND PART,

                                     - and -


                  THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "AGENT"),

                                                              OF THE THIRD PART.


         WHEREAS the parties hereto entered into the Credit Agreement;

         AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as set out herein;

         AND WHEREAS the Lenders have agreed that the Agent execute this Agreement on their behalf;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.

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                                      -2-

1.       INTERPRETATION

1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

         "AGREEMENT" means this agreement, as amended, modified, supplemented or restated from time to time; and

         "CREDIT AGREEMENT" means the Restated Credit Agreement among the parties hereto originally made as of December 29, 1988 and amended and restated as of November 17, 2000, as amended by the First Amending Agreement made as of August 1, 2001 and by the Second Amending Agreement made as of July 31, 2002 and as otherwise amended, supplemented, modified or restated from time to time.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and federal laws of Canada applicable therein.

2.       AMENDMENTS

         The Credit Agreement is hereby amended as follows:

         (a) the definition of "Credit Facility" in Section 1.1 is hereby amended by deleting "$400,000,000" and substituting therefor "$410,000,000";

         (b) the definition of "Maturity Date" in Section 1.1 is hereby amended by deleting the word "fourth" in the second line and substituting therefor the word "third"; and

         (c)      Clause (a) of Section 2.17 is amended as follows:

                  (i) by deleting the number "5" in the second line and substituting therefor the number "4"; and

                  (ii) by deleting the number "4" in the tenth line and substituting therefor the number "3".

3.       ADDITION OF BNP PARIBAS AS LENDER

3.1 BNP PARIBAS AS LENDER. The parties hereto hereby confirm and agree that, from and after the date hereof, BNP Paribas (Canada) ("BNP Paribas") shall be a Lender for all purposes

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                                      -3-


of the Credit Agreement and the other Documents and all references therein to "Lenders" or "a Lender" shall be deemed to include BNP Paribas.

3.2 BNP PARIBAS COMMITMENT. The parties hereto hereby confirm and agree that, from and after the date hereof, the Commitment of BNP Paribas shall be Cdn. $50,000,000.

3.3 NOVATION OF BNP PARIBAS. BNP Paribas hereby agrees that it will be bound by the Credit Agreement and the other Documents as a Lender to the extent of its aggregate Commitment as fully as if it had been an original party to the Credit Agreement.

3.4 NOTICES. The parties hereto hereby confirm and agree that, from and after the date hereof, any demand, notice or communication to be given to BNP Paribas, as a Lender, in accordance with the provisions of the Credit Agreement shall be made or given to BNP Paribas at the following address:

77 King Street West, Suite 4100
Toronto, Ontario
M5K 1N8

3.5 THE AGENT. Without in any way limiting the other provisions hereof, BNP Paribas irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

3.6 BNP CREDIT DECISION. BNP Paribas acknowledges to the Agent that BNP Paribas has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and other Documents and all other matters incidental to the Credit Agreement and the other Documents. BNP Paribas confirms with the Agent that it does not rely, and it will not hereafter rely, on the
Agent:

         (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, its Subsidiaries or any other person under or in connection with the Credit Agreement and other Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to BNP Paribas by the Agent); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

BNP Paribas further acknowledges to the Agent that a copy of the Credit Agreement (including a copy of the Schedules annexed thereto) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Documents and the transactions

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                                      -4-


contemplated hereby and thereby. BNP Paribas acknowledges to the Agent that it is satisfied with the form and substance of the Credit Agreement and the other Documents.

4. INCREASE IN LOAN LIMIT; ADJUSTMENT OF LENDER COMMITMENTS AND OUTSTANDING PRINCIPAL

4.1 Effective as of the date of this Agreement, the Loan Limit shall be and is hereby increased from Cdn. $400,000,000 to Cdn. $410,000,000.

4.2 Effective as of the date of this Agreement, the revised Commitments of each Lender shall be as set forth in Schedule A attached hereto. To evidence and give effect to the foregoing, Schedule A (Lenders and Commitments) to the Credit Agreement is hereby deleted in its entirety and the new Schedule A attached hereto is substituted therefor. The Lenders hereby agree that on the effective date of this Agreement and after giving effect to such change in Commitments, each Lender is owed its amended Rateable Portion of all Outstanding Principal.

5.       REPRESENTATIONS AND WARRANTIES

5.1 The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

         (a)      Capacity, Power and Authority

                  (i) The Borrower is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation or creation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

                  (ii) The Borrower has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

         (b)      Authorization; Execution; Enforceability

                  The Borrower has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

5.2 The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

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                                      -5-


6.       MATURITY DATE

         The parties hereto confirm that the Maturity Date shall continue to be July 31, 2007.

7.       CONFIRMATION OF CREDIT AGREEMENT AND OTHER DOCUMENTS

         The Credit Agreement and the other Documents and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect. The Credit Agreement as amended and supplemented by this Agreement is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented.

8.       FURTHER ASSURANCES

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

9.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and by facsimile, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement.


BORROWER:                                     AGENT:

NEXEN INC.                                    THE TORONTO-DOMINION BANK,
                                              as Agent

By:  /s/ Una Power                            By: /s/ Wayne M. Shiplo
     ---------------------------                  -----------------------------
     Name:    Una Power                           Name:    Wayne M. Shiplo
     Title:   Treasurer                           Title:   Vice President, Loan
                                                           Syndications - Agency

By:  /s/ Rick Beingessner                     By:
     ---------------------------                  -----------------------------
     Name:    Rick Beingessner                    Name:
     Title:   Vice President, General             Title:
              Counsel--Corporate and
              Assistant Secretary


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                                      -6-


LENDERS:

THE TORONTO-DOMINION BANK                 ROYAL BANK OF CANADA

By:  /s/ Dean Ariss                       By: /s/ S.G. Tibbatts
     ---------------------------              -----------------------------
     Name:    Dean Ariss                      Name:    S.G. Tibbatts
     Title:   Managing Director               Title:   Senior Manager


By:  /s/ Kevin Kynoch                     By:
     ---------------------------              -----------------------------
     Name:    Kevin Kynoch                    Name:
     Title:   Associate --                    Title:
              Corporate Credit



THE BANK OF NOVA SCOTIA                   CANADIAN IMPERIAL BANK OF COMMERCE

By:  /s/ Dan W. Lindquist                 By:  /s/ Chris A. Perks
     ---------------------------              -----------------------------
     Name:    Dan W. Lindquist                Name:    Chris A. Perks
     Title:   Director                        Title:   Executive Director


By:                                       By: /s/  David J. Swain
     ---------------------------              -----------------------------
     Name:                                    Name:    David J. Swain
     Title:                                   Title:   Managing Director



BANK OF AMERICA, N.A.                     BNP PARIBAS (CANADA)

By:  /s/ Nelson Lam                       By: /s/  David J. Swain
     ---------------------------              -----------------------------
     Name:    Nelson Lam                      Name:    Jean-Philippe Cadot
     Title:   Vice President                  Title:   Vice President
                                                       Energy & Project Finance


By:                                       By: /s/ Charles Ritchie
     ---------------------------              -----------------------------
     Name:                                    Name:    Charles Ritchie
     Title:                                   Title:   Vice President
                                                       Energy & Project Finance


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                                   SCHEDULE A
                             LENDERS AND COMMITMENTS



The Toronto-Dominion Bank                              Commitment: $90,000,000

Royal Bank of Canada                                   Commitment: $85,000,000

The Bank of Nova Scotia                                Commitment: $75,000,000

Canadian Imperial Bank of Commerce                     Commitment: $60,000,000

Bank of America, N.A.                                  Commitment: $50,000,000

BNP Paribas (Canada)                                   Commitment: $50,000,000